Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS

The Scotts Miracle-Gro Company Reports Record First Quarter Sales
•	Strong fall lawn care season leads to 14% increase in U.S. consumer purchases

•	Global Consumer sales increase to a record $214 million

•	$200 million senior notes issued in January, 2010

•	Company re-affirms full-year guidance for sales and adjusted earnings per share
     MARYSVILLE, Ohio (February 2, 2010) — The Scotts Miracle-Gro Company (NYSE: SMG), the world’s largest marketer of branded consumer lawn and garden products, today reported record first quarter sales of $302.2 million, up 6 percent from the same period a year ago. The improvement was driven by a 14 percent increase in the Global Consumer segment.
     The strong performance of Global Consumer, which reported record sales of $214 million, was led by a 17 percent improvement in the United States. Consumer purchases of the Company’s branded products at our largest U.S. retailers increased 14 percent, with gains in 49 states.
     For the three months ended January 2, 2010, the Company reported a loss from continuing operations of $49.8 million, or $0.76 per share, as compared with a loss of $52.9 million, or $0.82 per share, for the same period a year ago. The adjusted loss from continuing operations, which excludes the costs related to product registration and recall matters, was $48.1 million, or $0.73 per share, as compared with a loss of $48.0 million, or $0.74 per share, for the same period a year ago. Given the seasonal nature of the lawn and garden category, ScottsMiracle-Gro has historically reported a net loss in its fiscal first quarter.
     “Our first quarter results were better than we had originally anticipated and demonstrate the continued resilience of our consumer business and our brands,” said Jim Hagedorn, chairman and chief executive officer. “We invested heavily to support the fall lawn care season and our efforts successfully kept both our retail partners and consumers engaged in the category. It was a great way to end the 2009 lawn and garden season and an even better way to begin a new fiscal year.”
     Global Professional, which serves specialty agriculture and professional growers, reported sales of $55.4 million, compared with $59.5 million for the same period a year earlier. Scotts LawnService reported revenues of $33.0 million, compared with $38.8 million for the same period a year ago.

     Adjusted gross margin rate declined to 21.8 percent from 27.5 percent. This decline was in line with the Company’s expectations and due primarily to results in the Global Professional business. The Company continues to expect its full-year gross margin rate to be comparable with prior year as selling price reductions in Global Professional reach their anniversary and the benefits of declining commodity costs are realized. Selling, general and administrative expense for the first quarter was $137.6 million, compared with $138.7 million for the same period a year earlier. Interest expense was $10.7 million, compared with $16.3 million.
     Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of fiscal 2010 was a loss of $60.9 million, compared with a loss of $58.3 million a year earlier.
     The Company re-affirmed its full-year outlook on an adjusted basis at a range of $3.00 to $3.10 per share, which assumes sales growth of 3 to 5 percent, flat gross margin rate and flat SG&A. The forecast assumes interest expense to be at the high-end of the original outlook of $50 to $55 million due to the Company’s $200 million senior notes offering completed in January, but excludes the impact of product recall and registration matters.
     “We are well-positioned entering the peak months of the year and we remain confident in our current outlook,” said Dave Evans, chief financial officer. “Early shipments to our retailers have been strong and our retail partners remain poised to provide continued support to our brands and the overall lawn and garden category. In addition, we have locked in over 60 percent of our most sensitive commodities and are maintaining strong expense control.”
     The Company will discuss its first quarter 2010 results during a Webcast conference call at 9:00 a.m. EDT today. The call will be available live on the investor relations section of the ScottsMiracle-Gro Web site, http://investor.scotts.com.
     An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the meeting, will be available on the Web site for at least 12 months.
About ScottsMiracle-Gro
With approximately $3 billion in worldwide sales, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world’s largest marketer of branded consumer products for lawn and garden care, with products for professional horticulture as well. The Company’s brands are the most recognized in the industry. In the U.S., the Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Statement under the Private Securities Litigation Act of 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:
•	The ongoing governmental investigations regarding the Company’s compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended, could adversely affect the Company’s financial condition, results of operations or cash flows;

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of certain raw materials could adversely affect the Company’s results of operations;

•	The Company faces risks related to the current economic crisis;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to grow or maintain revenues;

•	Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s historical seasonality could impair its ability to pay obligations as they come due, including the Company’s operating expenses;

•	The Company’s substantial indebtedness could limit its flexibility and adversely affect its financial condition;

•	The Company’s significant international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	The Company depends on key personnel and may not be able to retain those employees or recruit additional qualified personnel;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products with-out being required to pay any termination fee, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 31% of the Company’s outstanding common shares on a fully diluted basis and can significantly influence decisions that require the approval of shareholders, whether or not such decisions are in the best interest of other shareholders or the holders of the Company’s 7.25% coupon rate Senior Notes due 2018.
Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports.
Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Results of Operations for the Three Months
Ended January 2, 2010 and December 27, 2008
(in millions, except per share data)
(Unaudited)
Note: See Accompanying Footnotes on Page 8

			Three Months Ended
			January 2,	December 27,	%
	Footnotes		2010	2008	Change

Net sales			$302.2	$286.1	6%
Cost of sales			236.2	207.5
Cost of sales — product registration and recall matters			0.9	1.3

Gross profit			65.1	77.3	-16%
% of sales			21.5%	27.0%

Operating expenses:
Selling, general and administrative			137.6	138.7	-1%
Product registration and recall matters			1.7	6.2
Other income, net			(6.6)	(1.7)

Loss from operations			(67.6)	(65.9)	-3%
% of sales			-22.4%	-23.0%

Interest expense			10.7	16.3

Loss from continuing operations before income taxes			(78.3)	(82.2)	5%

Income tax benefit from continuing operations			(28.5)	(29.3)

Loss from continuing operations			(49.8)	(52.9)	6%

Loss from discontinued operations, net of tax			(7.9)	(4.1)

Net loss			$(57.7)	$(57.0)

Basic loss per common share:	(1)
Loss from continuing operations			$(0.76)	$(0.82)
Loss from discontinued operations			(0.12)	(0.06)

Net loss			$(0.88)	$(0.88)

Diluted loss per common share:	(2)
Loss from continuing operations			$(0.76)	$(0.82)
Loss from discontinued operations			(0.12)	(0.06)

Net loss			$(0.88)	$(0.88)

Common shares used in basic loss per share calculation			65.9	64.7

Common shares and potential common shares used in diluted loss per share calculation			65.9	64.7

Results from continuing operations excluding product registration and recall matters:
Adjusted loss from continuing operations	(4)		$(48.1)	$(48.0)

Adjusted diluted loss per share from continuing operations	(2	) (4)	$(0.73)	$(0.74)

Adjusted EBITDA	(3	) (4)	$(60.9)	$(58.3)

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Operations by Segment for the
Three Months Ended January 2, 2010 and December 27, 2008
(in millions)
(Unaudited)
The Company is divided into the following reportable segments: Global Consumer, Global Professional, Scotts LawnService® and Corporate & Other. The Corporate & Other segment consists of corporate general and administrative expenses. This division of reportable segments is consistent with how the segments report to and are managed by senior management of the Company. Certain reclassifications were made to the Global Consumer and Global Professional prior period amounts to reflect changes in the structure of the Company’s organization effective in fiscal 2010.
Segment performance is evaluated based on several factors, including income from continuing operations before amortization, product registration and recall costs, and impairment, restructuring and other charges, which are not generally accepted accounting principles (“GAAP”) measures. Management uses this measure of operating profit to gauge segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended
	January 2,	December 27,
	2010	2008	% Change
Net Sales:
Global Consumer	$214.0	$188.3	14%
Global Professional	55.4	59.5	-7%
Scotts LawnService®	33.0	38.8	-15%

Segment total	$302.4	$286.6	6%

Roundup® amortization	(0.2)	(0.2)
Product registration and recall matters	—	(0.3)

Consolidated	$302.2	$286.1	6%

Income (Loss) from Operations:
Global Consumer	$(37.0)	$(35.5)	-4%
Global Professional	0.7	13.8	-95%
Scotts LawnService®	(6.9)	(7.8)	12%
Corporate and Other	(18.9)	(25.3)	25%

Segment total	$(62.1)	$(54.8)	-13%

Roundup® amortization	(0.2)	(0.2)
Other amortization	(2.7)	(3.3)
Product registration and recall matters	(2.6)	(7.6)

Consolidated	$(67.6)	$(65.9)	-3%

THE SCOTTS MIRACLE-GRO COMPANY
Consolidated Balance Sheets
January 2, 2010, December 27, 2008 and September 30, 2009
(in millions)
(Unaudited)

	January 2,	December 27,	September 30,
	2010	2008	2009

ASSETS
Current assets
Cash and cash equivalents	$52.5	$48.4	$71.6
Accounts receivable, net	274.8	325.1	401.3
Inventories, net	657.9	643.4	458.9
Prepaids and other current assets	164.9	149.3	159.1

Total current assets	1,150.1	1,166.2	1,090.9

Property, plant and equipment, net	372.1	338.4	369.7
Goodwill, net	375.0	370.5	375.2
Other intangible assets, net	359.8	367.1	364.2
Other assets	22.1	20.7	20.1

Total assets	$2,279.1	$2,262.9	$2,220.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of debt	$166.7	$98.1	$160.4
Accounts payable	296.1	272.7	190.0
Other current liabilities	255.4	288.9	406.4

Total current liabilities	718.2	659.7	756.8

Long-term debt	798.8	1,039.3	649.7
Other liabilities	223.6	195.2	229.1

Total liabilities	1,740.6	1,894.2	1,635.6

Shareholders’ equity	538.5	368.7	584.5

Total liabilities and shareholders’ equity	$2,279.1	$2,262.9	$2,220.1

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Three
Months Ended January 2, 2010 and December 27, 2008
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 8

	Three Months Ended January 2, 2010			Three Months Ended December 27, 2008
		Product			Product
		Registration			Registration
		and			and
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$302.2	$—	302.2	$286.1	$(0.3)	$286.4
Cost of sales	236.2	—	236.2	207.5	(0.2)	207.7
Cost of sales — product registration and recall matters	0.9	0.9	—	1.3	1.3	—

Gross profit	65.1	(0.9)	66.0	77.3	(1.4)	78.7
% of sales	21.5%		21.8%	27.0%		27.5%

Operating expenses:
Selling, general and administrative	137.6	—	137.6	138.7	—	138.7
Product registration and recall matters	1.7	1.7	—	6.2	6.2	—
Other income, net	(6.6)	—	(6.6)	(1.7)	—	(1.7)

Loss from operations	(67.6)	(2.6)	(65.0)	(65.9)	(7.6)	(58.3)
% of sales	-22.4%		-21.5%	-23.0%		-20.4%

Interest expense	10.7	—	10.7	16.3	—	16.3

Loss from continuing operations before income taxes	(78.3)	(2.6)	(75.7)	(82.2)	(7.6)	(74.6)

Income tax benefit from continuing operations	(28.5)	(0.9)	(27.6)	(29.3)	(2.7)	(26.6)

Loss from continuing operations	$(49.8)	$(1.7)	$(48.1)	$(52.9)	$(4.9)	$(48.0)

Basic loss per share from continuing operations	$(0.76)	$(0.03)	$(0.73)	$(0.82)	$(0.08)	$(0.74)

Diluted loss per share from continuing operations	$(0.76)	$(0.03)	$(0.73)	$(0.82)	$(0.08)	$(0.74)

Common shares used in basic loss per share calculation	65.9	65.9	65.9	64.7	64.7	64.7

Common shares and potential common shares used in diluted loss per share calculation	65.9	65.9	65.9	64.7	64.7	64.7

Loss from continuing operations	$(49.8)			$(52.9)
Income tax benefit from continuing operations	(28.5)			(29.3)
Loss from discontinued operations, net of tax	(7.9)			(4.1)
Income tax expense (benefit) from discontinued operations	0.7			(2.8)
Interest expense	10.7			16.3
Depreciation	12.2			11.3
Amortization, including marketing fees	2.9			3.5
Product registration and recall matters, non-cash portion	0.4			(0.3)
Smith & Hawken closure process, non-cash portion	(1.6)			—

Adjusted EBITDA	$(60.9)			$(58.3)

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements
Results of Operations
(1)	Basic loss per common share amounts are calculated by dividing loss from continuing operations, loss from discontinued operations and net loss by average common shares outstanding during the period.

(2)	Diluted loss per common share amounts are calculated by dividing loss from continuing operations, loss from discontinued operations and net loss by the average common shares and dilutive potential common shares (common stock options, stock appreciation rights, restricted stock and restricted stock units) outstanding during the period. Since there is a loss for the period, diluted shares are equal to basic shares as dilutive potential common shares are anti-dilutive.

(3)	“Adjusted EBITDA” is defined as net loss before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net loss or net loss from continuing operations as an indicator of operating performance or to cash flow as a measure of liquidity.

(4)	The Reconciliation of non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted net loss from continuing operations and adjusted diluted loss per share from continuing operations — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA — The presentation of adjusted EBITDA is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt covenants.

The Company believes that the disclosure of these non-GAAP financial measures provides useful information to investors and other users of its financial statements, such as lenders.